Exhibit 99.3

Meridian Interstate Bancorp, Inc.	STOCK ORDER FORM

SEND OVERNIGHT PACKAGES TO: Meridian Interstate Bancorp, Inc. Attn: Stock Information Center 67 Prospect Street Peabody, Massachusetts 01960 (978) 977-8500

Deadline: The Subscription Offering ends at 12:00 Noon, Eastern Standard Time (EST), on December xx, 2007. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or at our stock information center by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. Meridian Interstate Bancorp, Inc. reserves the right to accept or reject improper order forms.

(1) Number of Shares ________________	x $10.00 =	(2) Total Amount Due __________________

The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 30,000 shares ($300,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 60,000 shares ($600,000).

(3) Method of Payment

 ☐ Enclosed is a check, bank draft or money order payable to Meridian Interstate Bancorp, Inc.
for $____________________________.

 ☐ I authorize East Boston Savings Bank to make withdrawals, without penalty, from my CD or savings accounts shown below, and understand that the amounts will not otherwise be available for withdrawal:

(4) Purchaser Information (check one)

 a.  ☐   Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with East Boston Savings Bank as of June 30, 2006. Enter information in Section 7 for all deposit accounts that you had at East Boston Savings Bank on June 30, 2006.

 b.  ☐   Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with East Boston Savings Bank as of June 30, 2007 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at East Boston Savings Bank on June 30, 2007.

 c.  ☐   Employees, officers, directors, trustees and corporators not eligible in the preceding categories.

 d.  ☐   Local Community - Natural persons residing in the communities of East Boston, Everett, Lynn, Lynnfield, Melrose, Peabody, Revere, Saugus and Winthrop, Massachusetts.

Account Numbers					$ Amounts
$
$
Total Withdrawal					$

(5) Check if you (or a household family member) are a:	☐	Director	☐	Officer	☐ Trustee ☐	Corporator ☐ Employee

(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)
☐	Individual	☐	Individual Retirement Account (IRA)	☐	Corporation
☐	Joint Tenants	☐	Uniform Transfer to Minors Act	☐	Partnership
☐	Tenants in Common	☐	Uniform Gift to Minors Act	☐	Trust - Under Agreement Dated _________________

Name	SS# or Tax ID
Name	SS# or Tax ID
Address	Daytime Telephone #
City State Zip Code County	Evening Telephone #

(7) Qualifying Accounts - You should list any accounts that you may have or had with East Boston Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions in the plan of stock issuance.

Qualifying Accounts
Names on Accounts	Account Number

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated November XX, 2007 and understand I may not change or revoke my order once it is received by Meridian Interstate Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. Meridian Interstate Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The Subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions in the plan of stock issuance as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature	Date	Signature	Date

Office Use Only: Date Rec’d _____ / ______ Check# ____________ $____________ Check#__________ $___________ Batch# _________ Order # _______ Category _______

Meridian Interstate Bancorp, Inc.

FINRA Affiliation (Formerly NASD) - If you have an FINRA affiliation, you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the Financial Industry Regulatory Authority (“FINRA”) if you are a person associated with an FINRA member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an FINRA member or person associated with an FINRA member has a beneficial interest.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR THE DEPOSITORS INSURANCE FUND AND IS NOT GUARANTEED BY EAST BOSTON SAVINGS BANK, MERIDIAN INTERSTATE BANCORP, INC., OR BY THE FEDERAL OR ANY STATE GOVERNMENT.

I further certify that, before purchasing the common stock of Meridian Interstate Bancorp, Inc., I received a copy of the prospectus dated November XX, 2007, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading “Risk Factors” beginning on page XX of the prospectus:

Risks Related to Our Business

1.	We have experienced declining profits in recent years and if we cannot generate and increase our income to competitive levels our stock price may be adversely affected.

2.	Changes in interest rates could hurt our profits.

3.	Our emphasis on commercial real estate and construction lending may expose us to increased lending risks.

4.

Our business strategy includes the continuation of significant growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

5.	Our business strategy may result in increased volatility of earnings.

6.	We may continue to record losses from our investment in Hampshire First Bank, a de novo institution.

7.	The building of market share through de novo branching could cause our expenses to increase faster than revenues.

8.	Our funding sources may prove insufficient to replace deposits at maturity and support our future growth.

9.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

10.	A downturn in the local economy or a decline in real estate values could hurt our profits.

11.	Strong competition within our market area could hurt our profits and slow growth.

12.	Our failure to continue to recruit and retain qualified loan originators could adversely affect our ability to compete successfully and affect our profitability.

13.	We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

Risks Related to this Offering

1.	Additional expenses following the offering from new equity benefit plans will adversely affect our profitability.

2.

We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements, which will increase our operating expenses.

3.	Our stock price may decline when trading commences.

4.	Our return on equity will initially be low compared to other publicly traded financial institutions. A low return on equity may negatively impact the trading price of our common stock.

5.	We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

6.	Issuance of shares for benefit programs may dilute your ownership interest.

7.

Meridian Financial Services’ majority control of our common stock will enable it to exercise voting control over most matters put to a vote of stockholders and will prevent stockholders from forcing a sale or a second-step conversion transaction you may find advantageous.

8.	Massachusetts banking regulations regarding second-step conversion transactions prohibit the acquisition of Meridian Interstate Bancorp, which may adversely affect our stock price.

9.	If we declare dividends on our common stock, Meridian Financial Services will be prohibited from waiving the receipt of dividends.

Risks Related to the Contribution of Stock to the Charitable Foundation

1.

The contribution to Meridian Charitable Foundation will decrease the ownership interest and voting interest in the shares issued to persons other than Meridian Financial Services by 1.1% after the contribution, assuming the maximum of the offering range.

2.	Our contribution to Meridian Charitable Foundation may not be tax deductible, which could reduce our profits.

3.	Our contribution to Meridian Charitable Foundation will reduce our profits.

Signature	Date	Signature	Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY OTHER GOVERNMENTAL AGENCY OR THE DEPOSITORS INSURANCE FUND.

Meridian Interstate Bancorp, Inc.
Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions – All subscription orders are subject to the provisions of the stock offering.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 30,000 shares (30,000 shares x $10.00 per share = $300,000). No person, together with associates, as defined in the prospectus, and persons acting in concert may purchase more than 60,000 shares (60,000 shares x $10.00 per share = $600,000) of the common stock offered in the stock offering. For additional information, see “The Stock Offering- Limitations on Purchases of shares” in the prospectus.

Item 3 - Payment for shares may be made by check, bank draft or money order payable to Meridian Interstate Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn an interest rate of 0.75% until the completion or termination of the offering.

To pay by withdrawal from a deposit account or certificate of deposit at East Boston Savings Bank insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. East Boston Savings Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest.

Item 4 - Please check the appropriate box to tell us the earliest of the two dates that applies to you.

Item 5 - Please check one of these boxes if you are a director, officer or employee of East Boston Savings Bank, or a member of such person’s household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Meridian Interstate Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (978) 977-8500. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 7 – You should list any qualifying accounts that you may have or had with East Boston Savings Bank in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the two dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the two dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying depositor numbers may result in the loss of part or all of your subscription rights.

NOTE: The order form is to be received (not postmarked) at 67 Prospect Street, Peabody, MA 01960 by the end of the subscription offering on December XX, 2007 at 12:00 Noon, Eastern Standard Time (EST).

(See Reverse Side for Stock Ownership Guide)

Meridian Interstate Bancorp, Inc.
Stock Ownership Guide and Stock Order Form Instructions

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Massachusetts and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation “CUST” after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-MA or UGMA-Other State. List only the minor’s social security number.

Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at East Boston Savings Bank. The stock cannot be held in your East Boston Savings Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of days to complete a trustee-to-trustee transfer.

Registration for IRA’s:	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

(See Reverse Side for Stock Order Form Instructions)